JPMorgan Funds - JPMorgan Mutual Fund Investment Trust
Rule 10f-3 Transactions
For the period from January 1, 2017 to June 30, 2017

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Trade Date 3/2/2017
Issuer Snap Inc - A
CUSIP/ Sedol 83304A10
Shares 546,100
Offering Price $17.00
Spread $0.43
Cost $9,283,700
Dealer Executing Trade Morgan Stanley And Co LLC
% of Offering 2.71%
Syndicate MS, GS, JPM,DB,CS, Barclays, Allen & Co
Trade Date 3/8/2017
Issuer John Bean Technologies Corp
CUSIP/ Sedol 47783910
Shares 60,000
Offering Price $85.00
Spread $4.68
Cost $5,100,000
Dealer Executing Trade Merrill Lynch Pierce F and S Inc
% of Offering* 3.97%
Syndicate BAML,BMO,JPMCAP,RWB,WFS,WBC
Trade Date 3/28/2017
Issuer Evolent health Inc - A
CUSIP/ Sedol 30050B10
Shares 956,000
Offering Price $20.00
Spread $0.47
Cost $19,120,000
Dealer Executing Trade Goldman Sachs and Co New York
% of Offering* 13.69%
Syndicate JPM,GS
Trade Date 5/16/2017
Issuer Evolent health Inc - A
CUSIP/ Sedol 30050B10
Shares 313,200
Offering Price $24.65
Spread $0.35
Cost $7,720,380
Dealer Executing Trade Morgan Stanley And Co LLC
% of Offering* 4.82%
Syndicate MS, JPMS, GS